UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 27, 2016

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 27, 2016, Columbia Sportswear Company (the “Company”) issued a press release reporting its third quarter and year-to-date 2016 financial results and updated full year outlook for fiscal year 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary by Thomas B. Cusick, Executive Vice President of Finance, Chief Financial Officer and Treasurer of Columbia Sportswear Company, for the third quarter and first nine months of 2016 and forward-looking statements relating to the updated fiscal year 2016 financial outlook, as posted on the Company’s investor relations website, http://investor.columbia.com, on October 27, 2016. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE
In its October 27, 2016 press release, the Company also announced that its Board of Directors approved a cash dividend of $0.18 per share of common stock to be paid on December 1, 2016 to its shareholders of record on November 17, 2016.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press Release, dated October 27, 2016 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2
Commentary by Thomas B. Cusick, Executive Vice President of Finance, Chief Financial Officer and Treasurer of Columbia Sportswear Company, dated October 27, 2016 (furnished pursuant to Items 2.02 and 7.01 hereof).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: October 27, 2016	By:	/S/ THOMAS B. CUSICK
Thomas B. Cusick
Executive Vice President of Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated October 27, 2016 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2
Commentary by Thomas B. Cusick, Executive Vice President of Finance, Chief Financial Officer and Treasurer of Columbia Sportswear Company, dated October 27, 2016 (furnished pursuant to Items 2.02 and 7.01 hereof).